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                                                                   EXHIBIT 10.35



                       NONEXCLUSIVE INTERNATIONAL SOFTWARE
                     VALUE ADDED RESELLER ("VAR") AGREEMENT


         This Agreement, dated December 8th 1997, is made between Opalis SARL ("Licensor"), a French corporation doing business at 27, Bd Pereire 75017 Paris, France, and Sagent Technology, Inc. ("Reseller"), a California corporation doing business at 2225 E. Bayshore Road, Suite 100, Palo Alto, California 94303.


                                    RECITALS

A. Licensor has rights to certain computer software and related documentation.

B. Reseller wishes to have certain nonexclusive rights to market and distribute such software and documentation worldwide in combination with Reseller's products.


THEREFORE, Licensor and Reseller agree as follows:

1. DEFINITIONS.

         1.1 End User. "End User" means a customer of Reseller who is authorized by an end user license agreement to use a Product for the End User's internal business purposes.

         1.2 Effective Date. "Effective Date" means the date first written above.

         1.3 Intellectual Property Rights. "Intellectual Property Rights" means patent rights (including but not limited to rights in patent applications or disclosures and rights of priority), copyright (including but not limited to rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

         1.4 Marks. "Marks" means Licensor's trademarks, trade names, service marks, and/or service names specified in Exhibit A.

         1.5 Reseller Products. "Reseller Products" means the computer software and/or hardware and related documentation specified in Exhibit B, which are distributed by Reseller in combination with a Product.

         1.6 Products. "Products" means the computer software and related documentation listed on Exhibit A including but not limited to any modifications or additions provided to Reseller by Licensor.



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         1.7 Source Code. "Source Code" means software in human-readable form, including programmers' comments, data files and structures, header and includes files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with reasonable programming skills to create, operate, maintain, modify and improve the software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by a text editor.

         1.8 Territory. "Territory" means the world.

2. LICENSES.

         2.1 Grant of License. Subject to the terms of this Agreement, Licensor hereby grants Reseller a nonexclusive license to market, distribute directly or indirectly, and sublicense the Products in object code form only, and any derivative works thereof to End Users in the Territory solely for internal use in conjunction with Reseller Products.

         2.2 Added Value. In the exercise of Reseller's rights under this Agreement, Reseller will always market, distribute, and sublicense the Products in combination with Reseller Products.

         2.3 Reproduction. Subject to the terms of this Agreement, Licensor grants Reseller a nonexclusive license during the term of this Agreement to reproduce Products for distribution in accordance with Section 2.2.

         2.4 Documentation. Subject to the terms of this Agreement, Licensor grants Reseller a nonexclusive license during the term of this Agreement to use, modify, create derivative works of and distribute Licensor's documentation for the Products from time to time. Licensor will make available Licensor's End User documentation to Reseller, as it is updated and modified from time to time, without additional charge. Reseller will provide copies of such modifications to Licensor upon Licensor's request.

3. LOCALIZATION PROCEDURE

         3.1 Localizations. To the extent Reseller desires to localize the Products and Licensor concurs, Licensor will cooperate with Reseller in the adaptation of the Products for use in areas within the non English speaking portions of the Territory, including but not limited to translating Product documentation into any language of the Territory (collectively, "Localizations").

4. LICENSE RESTRICTIONS.



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         4.1 No Reverse Engineering. Reseller will not disassemble, decompile, or reverse engineer any Products, except as provided in Section 2.4 above and as may be expressly authorized by Licensor in writing.

         4.2 No Sale of Services. Reseller will not use the Products in any manner to provide service bureau, time sharing, or other computer services to third parties.

         4.3 Limited Rights. Reseller's rights in the Products will be limited to those expressly granted in this Agreement.

5. DELIVERY.

         5.1 Master Copy. Licensor will deliver to Reseller a master copy of the Products within three days of the Effective Date. This master copy will be updated and replaced by Licensor as set forth in Section 8 below and will be in the electronic form of Licensor's choice. Documentation may be delivered in tangible form at Licensor's discretion, however.

6. PAYMENTS.

         6.1 License Payments. Reseller will pay Licensor the initial and ongoing nonrefundable amounts specified in Exhibit C for Reseller's use and distribution of the Products. All shipping or other transportation charges for delivery of the Products to Reseller, including insurance and special packaging, will also be paid by Reseller.

         [6.2 Payments for Maintenance, Support, Updates, and Enhancements. To the extent that Reseller elects to receive maintenance and support services and updates and enhancements for the Products from Licensor under Section 8.2, Reseller will pay Licensor the nonrefundable amounts specified in Exhibit C for such services.] [Only if these cost extra]

         6.3 Payment Terms.

                  (a) Reseller will make all payments to Licensor due under Exhibit C within thirty days after the end of each month in which maintenance.

                  (b) All payments under this Agreement will be made in United States currency by bank-to-bank wire transfer to an account designated by Licensor, unless otherwise agreed to by Licensor in writing.

         6.4 Taxes.

                  (a) All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Reseller will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the



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U.S., except for taxes payable on Licensor's net income. Licensor will be promptly reimbursed by Reseller for any and all taxes or duties that Licensor may be required to pay in connection with this Agreement or its performance.

7. REPORTS AND AUDITS.

         7.1 Reseller's Records. Reseller will maintain complete records, during and for two years after the termination or expiration of this Agreement, regarding the distribution and sublicensing of the Products to each End User.

         7.2 Payment Reports. Within thirty (30) days after the close of each quarter ending March 31, June 30, September 30 and December 31, Reseller will deliver to Licensor a report which will provide all information reasonably necessary for computation and/or confirmation of the payments, if any, due or credited to Licensor for such quarterly period.

         7.3 Audit. An independent certified public accountant selected by Licensor may, upon reasonable notice and during normal business hours, inspect the records of Reseller on which such reports are based. If, upon performing such audit, it is determined that Reseller has underpaid Licensor by an amount greater than five percent (5%) of the payments due Licensor in the period being audited, Reseller will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under Section 6.

8. MAINTENANCE, SUPPORT, AND TRAINING.

         8.1 By Reseller. Reseller will be responsible for providing the following support to its End Users: installing the Products as needed; training End Users; and providing all direct first level technical support to End Users, including problem analysis and using its reasonable efforts to provide solutions, error correction for the products consistent with Reseller's standard maintenance and support policies and procedures.

         8.2 By Licensor. Licensor will not be responsible for providing support to End Users. Subject to receipt by Licensor of payments as specified in Exhibit C, Licensor will provide Reseller with:

                  (i)   error corrections for the Products;

                  (ii)  updates and enhancements for the Products;

                  (iii) access to Licensor's "web site" (except when the site is being serviced or is generally unavailable) and access to Licensor's telephone "hot-line" for inquiries from Reseller relating to the Products between the hours of 9 a.m. and 5 p.m., European Time, on Licensor's business days; and



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                  (iv) training in accordance with the terms and conditions and pricing specified in Exhibit C, provided that Reseller pays the travel and living expenses of Licensor's personnel in connection with any out-of-town training requested by Reseller.

         8.3 The source code of Licensor's products will be held in an escrow account in the event that Licensor is unable to continue to maintain the product.

9. CONFIDENTIALITY.

         9.1 Obligations. Each party agrees that it will not disclose to any third party or use any Products or other Confidential Information disclosed to it by the other party, except to carry out its rights and obligations under this Agreement, and that it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Confidential Information includes all information designated by a party as confidential or proprietary within a reasonable time of its disclosure or which a reasonable person would expect to be treated as confidential including the terms of this contract.

         9.2 Exceptions. "Confidential Information" will not include information that:

                  (i) is in or enters the public domain without breach of this Agreement;

                  (ii) is lawfully obtained by the receiving party without breach of a nondisclosure obligation;

                  (iii) is independently developed or already in the possession of the receiving party as shown by the receiving party's contemporaneous records; or,

                  (iv) is required by law to be disclosed, provided that the receiving party gives prompt written notice of such requirement prior to disclosure.

         9.3 Injunctive Relief. Each party acknowledges that the improper disclosure of the other's confidential information could cause substantial harm to the other party that could not be remedied by the payment of damages alone. Accordingly, either party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Agreement or misuse of Confidential Information by Licensor, Reseller or any End User, as applicable.

10. PROPRIETARY RIGHTS.

         10.1 Licensor's Ownership.



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                  (a) Products. The Products are and will remain the sole and exclusive property of Licensor and its suppliers, if any, whether the Products are separate or combined with any other products, including Resellers Products. Licensor's rights under this subsection (a) will include, but not be limited to all Intellectual Property Rights in the Products.

                  (b) Notices. Reseller will not delete or in any manner alter the Intellectual Property Rights notices of Licensor and its suppliers, if any, appearing on the Products as delivered to Reseller. As a condition of the license rights granted to Reseller in this Agreement, Reseller will reproduce and display such notices on each copy it makes of any Product.

         10.2 Reseller's Duties. Reseller will take customary measures in the marketing and distribution of the Products to protect Licensor's Intellectual Property Rights in the Products, no less than the extent to which Reseller protects its Intellectual Property Rights in Reseller's Products, and will, to the extent lawful, report promptly to Licensor any confirmed infringement of such rights of which Reseller becomes aware.

         10.3 Third Party Infringement. Licensor reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the Products.

         10.4 Trademarks.

                  (a) Trademark License. Subject to the terms and conditions of this Agreement, Licensor grants Reseller a nonexclusive license for the term of this Agreement to use the Marks in Reseller's marketing of the Products, provided that such use is in accordance with Licensor's trademark usage guidelines then in effect. Such use must reference the Marks as being owned by Licensor. Nothing in this Agreement grants Reseller ownership or any rights in or to use the Marks, except in accordance with this license, and Reseller's use of the Marks will inure to the benefit of Licensor. The rights granted to Reseller in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, Reseller will no longer make any use of any Marks. Licensor will have the exclusive right to own, use, hold, apply for registration for, and register the Marks during the term of, and after the expiration or termination of, this Agreement; Reseller will neither take nor authorize any activity inconsistent with such exclusive right.

11. WARRANTY.

         11.1 Power and Authority. Licensor warrants to Reseller that it has sufficient right and authority to grant to Reseller all licenses and rights that Licensor grants under this Agreement.

         11.2 Limited Warranty. Licensor warrants to Reseller that during the ninety days following delivery to Reseller the storage media containing the Products will be free from defects in materials and workmanship.



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In the event the storage media fail to conform to such warranty, as Reseller's sole and exclusive remedy for such failure Licensor will, at its option and without charge to Reseller, repair or replace the storage media, provided the nonconforming item is returned to Licensor within the 90-day warranty period.

         11.3 Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

12. INFRINGEMENT INDEMNITY

         12.1 Duty to Indemnify and Defend.

                  (a) Licensor represents and warrants that the Products were independently developed. Licensor will indemnify Reseller against, and will defend or settle at Licensor's own expense, any action or other proceeding brought against Reseller to the extent that it is based on a claim that the use of the Products as licensed in this Agreement (other than derivative works created by or for Reseller pursuant to Sections 2.4 or 2.5) infringes any copyright in the United States or any other country in which Licensor or its affiliates directly distribute the Products as of the Effective Date or in the future, infringes any patent, or that the Products incorporate any misappropriated trade secrets.

                  (b) Licensor will pay any and all costs, damages, and expenses (including but not limited to attorneys' fees) awarded against Reseller in any such action or proceeding attributable to any such claim.

                  (c) Licensor will have no obligation under this Section as to any action, proceeding, or claim unless: (A) Licensor is notified of it promptly; (B) Licensor has sole control of its defense and settlement; and (C) Reseller provides Licensor with reasonable assistance in its defense and settlement.

         12.2 Injunctions.

                  (a) If Reseller's use of any Products under the terms of this Agreement is, or in Licensor's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in Section 12.1 above, then Licensor shall, either:

                           (i) procure for Reseller the right to continue using
such Products under the terms of this Agreement; or



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                           (ii) replace or modify such Products so that they are
noninfringing and substantially equivalent in function to the enjoined Products; or

                           (iii) if options (i) and (ii) above cannot be
accomplished despite the reasonable efforts of Licensor, then Licensor shall both:

                                    (A) terminate Reseller's rights and
Licensor's obligations under this Agreement with respect to such Products, and

                                    (B) refund to Reseller all payments made by
Reseller to Licensor hereunder.

         12.3 Sole Remedy. THE FOREGOING ARE LICENSOR'S SOLE AND EXCLUSIVE OBLIGATIONS, AND RESELLER'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

         12.4 Exclusions. Licensor will have no obligations under this Section 12 with respect to claims of infringement or misappropriation arising from (i) modifications to the Products that were not authorized by Licensor, (ii) Product specifications requested by Reseller, or (iii) the use of the Products in combination with products not provided by Licensor, if such claims would not arise but for such combination.

13. LIMITATIONS OF LIABILITY.

         13.1 TOTAL LIABILITY. EXCEPT AS SET FORTH IN SECTION 12 AND EXCEPT IN THE CASE OF FRAUD, EACH PARTY'S LIABILITY FOR A BREACH OF THIS AGREEMENT UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS RECEIVED OR DUE (PER EXHIBIT C) FROM RESELLER UNDER THIS AGREEMENT (ALONG WITH THE CHARGES PERMITTED UNDER
SECTION 7.3).

         13.2 EXCLUSION OF DAMAGES. EXCEPT AS SET FORTH IN SECTION 12 AND EXCEPT IN THE CASE OF FRAUD, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14. TERM AND TERMINATION.

         14.1 Term. The term of this Agreement will begin on the Effective Date and will continue for three years unless it is terminated earlier in accordance with the provisions hereof. This Agreement may be renewed for additional periods upon the mutual written agreement of the parties, although each party acknowledges that the other is not under any obligation to do so; provided, however, that in no event will Licensor be required to deliver copies of the Products to Reseller for use in specific jurisdictions until Reseller has obtained all necessary governmental approvals for this



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
 Agreement and for the distribution of the Products in the applicable jurisdiction within the Territory.


         14.2 Events of Termination. Either party will have the right to terminate this Agreement if:

                  (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice;

                  (ii) Either party will have the right to terminate this Agreement if the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

                  (iii) Either party will have the right to terminate this Agreement by providing written notice 18 months in advance of the termination date.

         14.3 Effect of Termination.

                  (a) Upon termination or expiration of this Agreement, Reseller will (except as specified in subsection (b) below) immediately return to Licensor or (at Licensor's request) destroy all copies of the Products and other Confidential Information in its possession or control, and an officer of Reseller will certify to Licensor in writing that Reseller has done so.

                  (b) Upon termination or expiration of this Agreement, Licensor will have the option, in its sole discretion, of:

                           (i) electing, at any time, to offer maintenance and
support for the Products directly to End Users in accordance with Licensor's then applicable terms and conditions for such services; or

                           (ii) permitting Reseller to continue to provide
maintenance and support for the Products to its End Users [upon the terms and conditions of Sections 6.2 and 8.2(iv)] and continue to use copies of the Products, to the extent needed to provide such services, pursuant to a limited license agreement to be entered between Licensor and Reseller promptly following such termination or expiration.

         14.4 Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.



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         14.5 Survival. The rights and obligations of the parties contained in
Sections 9, (Confidentiality), 10 (Proprietary Rights), 11 (Warranty), 12 (Infringement Indemnity), 13 (Limitations of Liability), 14 (Termination) and 15 (General) will survive the termination or expiration of this Agreement.

15. GENERAL.

         15.1 Binding Effect. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

         15.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents, without reference to conflict of law principles. Any dispute or claim arising out of this Agreement will be resolved by binding arbitration in the city and county of Santa Clara in accordance with the complex commercial litigation rules of the American Arbitration Association. The arbitrator will have the power to grant any form of relief, including preliminary and permanent injunctive relief, which a judge in California with jurisdiction could fashion, and judgment on any award may be entered in any court in California with jurisdiction. Nonetheless, the parties may seek temporary or permanent injunctive relief from any court in California with jurisdiction without breaching this Section 15.2 or otherwise abridging the authority of the arbitrator.

         15.3 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

         15.4 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty days.

         15.5 Notices. All notices under this Agreement will be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this section.

         15.6 Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.



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         15.7 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

         15.8 Entire Agreement. This Agreement and its exhibits (A, B, C and D) are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.



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         The parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

Reseller: Sagent Technology, Inc.      Licensor: Opalis SARL
          ------------------------               -------------------------------

Signature: /s/ JOHN ZICKER             Signature: /s/ LAURENT DOMENECH
           -----------------------                ------------------------------

Name: John Zicker                      Name: Laurent Domenech
      ----------------------------           -----------------------------------

Title: VP Technology                   Title:   [ILLEGIBLE]
       ----------------------------          -----------------------------------

Date: 12/12/97                         Date: 12/22/97
      -----------------------------           ----------------------------------

Facsimile:                             Facsimile:
          -------------------------              -------------------------------

FIRST AMENDMENT TO NONEXCLUSIVE INTERNATIONAL SOFTWARE VALUE ADDED RESELLER ("VAR") AGREEMENT

         Opalis SARL and Sagent Technology, Inc entered into an Agreement dated December 8, 1997. The parties desire to add second line support provisions to enhance the provisions of Section 8.2 of the Agreement, upon payment of required fees. Accordingly, the parties agree as follows:

         1. This modifications is authorized pursuant to Section 15.8 of the Agreement.

         2. Opalis will provide Sagent second Line 24 hour per day, 7 days per week support to allow Sagent to effectively support its customers. Sagent will deal with the customer directly and provide first line support. Opalis will provide second line support to help resolve issues when Sagent is unable to reproduce customer problems or otherwise unable to solve customer problems. The support service provided by Opalis consists of the following:

         2.1 Opalis will provide Sagent a phone number, which may be called at any time, 24 hours, 7 days per week. For normal issues, Opal will provide a response within 6-10 hours.

         2.2 Timing of other response issues:

         (a) When a customer has a critical issue such that the operation of the software is substantially impaired, a Sagent technical support specialist may contact Opalis. Opalis will provide a support engineer or developer's response within two hours.

         (b) Opalis will provide a patch to Sagent within three days of reproducing an error.

         (c) Sagent may reserve the availability of an Opalis developer with source code and development environment experience at least 24 hours before a Sagent developer or support engineer goes on the customer site to assist with problems. The Opalis developer will be available for the period that is necessary to diagnose and reproduce the problem.

         (d) Upon Sagent's request, and Opalis engineer will go to a customer site is a problem has not been resolved by phone after 7 days.

         3. Opalis will provide a 2 day Opalis internal training course to two Sagent engineers in August or September, to provide a set of skills to assist the Sagent developers to improve their ability to diagnose OpalisRobot problems. The location of the training will be at Sagent's offices in California. All fees, expenses, including travel and lodging are included in the price of this service.

         4. Sagent and Opalis will work on a simple add-on to assist in isolating Sagent and Opalis problems.

         5. The service will run for an initial term of three months beginning ________ ("Start Date"). The fees for this term shall be $3,000. After the initial term, Sagent shall have the option to renew subject to renegotiated fees with no loss of quality of support.

         6. The other provisions of Section 8.2 are not altered by this amendment.

Sagent Technology, Inc.                Opalis SARL

Signature                              Signature
         -------------------------               -------------------------------
Name                                   Name
    ------------------------------         -------------------------------------
Title                                  Title
     -----------------------------           -----------------------------------
Date                                   Date
     -----------------------------         -------------------------------------

The latest date shall be the Start Date.

OpalisRobot Add-on Software Development Kit (SDK) License Agreement

OPALISROBOT ADD-ON SOFTWARE DEVELOPMENT KIT (SDK) LICENSE AGREEMENT

This Agreement, dated December 22, 1997, is made between Opalis SARL ("OPALIS"), a French corporation doing business at 27, Bld Pereire 75017 Paris, France, and Sagent Technology, Inc. ] ("LICENSEE"), a California corporation doing business at 2225 E. Bayshore Road, Suite 100, Palo Alto, California 94303.

This agreement is a legal agreement between LICENSEE and OPALIS for the OpalisRobot Add-on SDK product, which includes computer software, and may include "online" or electronic documentation, associated media and printed materials ("SOFTWARE PRODUCT" or "SOFTWARE").

1 - GRANT OF LICENSE.

The SOFTWARE is used to develop one OpalisRobot add-on ("ADD-ON") in the form of one or more Microsoft Windows dynamic link libraries (DLL) and other software components in object code form. In order to develop

The ADD-ON extends OPALIS' OpalisRobot automation software ("OPALISROBOT") by adding events, tasks, dialogs, wizards and other components. Each copy of the ADD-ON may only be used in conjunction with a legal copy of OPALISROBOT operated under the terms of the OPALISROBOT License Agreement.

LICENSEE may install and use the enclosed SOFTWARE on an unlimited number of computers to design, develop, and test the ADD-ON. Such development of an ADD-ON using the SOFTWARE can be performed by an unlimited number of persons.

LICENSEE may resell the ADD-ON developed using the SOFTWARE and may distribute the ADD-ON for use outside of his organization.

The SOFTWARE is licensed exclusively to develop one ADD-ON described as follows:

The Sagent add-on will allow a user to insert a new Sagent Task object into an OpalisRobot scheduling diagram. A Sagent Task initiates a Sagent Execution Plan to run within the Sagent Datamart Server and wait for completion to sequence the next OpalisRobot task.

If LICENSEE wishes to add, modify or remove any characteristics of the ADD-ON, LICENSEE must obtain OPALIS' written approval (that will appended to this Agreement) prior to the effective distribution of the modified ADD-ON.

An ADD-ON is identified by unique numbers assigned by OPALIS, LICENSEE may not use these numbers to develop several ADD-ONS with different specifications.

Failure to do so is a breech of this Agreement and OPALIS may terminate this agreement at its sole discretion. Such termination may include, but is not limited to, the modification of current and future OPALISROBOT releases so that they do not accept the faulty ADD-ON.

LICENSEE may not distribute (even partially), rent or lease the SOFTWARE or its documentation without prior written approval by OPALIS.

LICENSEE may transfer the SOFTWARE and accompanying written materials on a permanent basis provided that he retains no copies, immediately stop reselling or distributing the developed ADD-ON and the recipient agrees by a writing to the terms of the present Agreement.

2 - TERMINATION
This License Agreement and the associated rights and duties are not limited in time.

If this License Agreement is terminated because of LICENSEE' failure, LICENSEE must immediately stop to resell or distribute (even on a free basis) the developed ADD-ON.

3 - OTHER RIGHTS AND LIMITATIONS.

LICENSEE acknowledge that the Software in source code form remains a confidential trade secret of OPALIS and/or its suppliers and therefore LICENSEE agree not to attempt to decipher, de-compile, disassemble or reverse engineer the SOFTWARE or allow others to do so, except to the extent applicable laws specifically prohibit such restriction. LICENSEE further agree not to modify or create derivative works of the SOFTWARE. This Agreement represents the complete and exclusive statement of the agreements concerning the SOFTWARE between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties.

LIMITED WARRANTY. OPALIS warrants that the SOFTWARE will perform substantially in accordance with the accompanying written materials for a period of ninety
(90) days from the date of receipt, and any hardware accompanying the SOFTWARE will be free from defects in materials and workmanship under normal use and service for a period of six (6) months from the date of receipt. Any implied warranties on the SOFTWARE and hardware are limited to ninety (90) days and six
(6) months, respectively. Some states/jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to LICENSEE.

CUSTOMER REMEDIES. OPALIS' and its suppliers' entire liability and LICENSEE' exclusive remedy shall be, at OPALIS' option, either (a) return of the price paid, or (b) repair or replacement of the SOFTWARE or hardware that does not meet OPALIS' Limited Warranty and which is returned to OPALIS or its suppliers with a copy of LICENSEE' receipt. This Limited Warranty is void if failure of the SOFTWARE or hardware has resulted from accident, abuse, or misapplication. Any replacement SOFTWARE or hardware will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. Neither these remedies nor any product support service offered by OPALIS are available without proof of purchase.

NO OTHER WARRANTIES. To the maximum extent permitted by applicable law, OPALIS and its suppliers disclaim all other warranties, either express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose, with regard to the SOFTWARE, the accompanying written materials, and any accompanying hardware. This limited warranty gives LICENSEE specific legal rights. LICENSEE may have others, which vary from state/jurisdiction to state/jurisdiction.

NO LIABILITY FOR CONSEQUENTIAL DAMAGES. To the maximum extent permitted by applicable law, in no event shall OPALIS or its suppliers be liable for any damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the use of or inability to use this OPALIS product, even if OPALIS has been advised of the possibility of such damages. Because some states/jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to LICENSEE.

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The parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.



Licensee:  Sagent Technologies, Inc    Licenser:  Opalis Sarl
           ------------------------              -------------------------------

Signature: /s/ JOHN ZICKER             Signature: /s/ LAURENT DOMENECH
           ------------------------               ------------------------------
Name: John Zicker                      Name: Laurent Domenech
      -----------------------------          -----------------------------------

Title: VP Technology                   Title: [ILLEGIBLE]
       ----------------------------           ----------------------------------

Date: 12/12/97                         Date: 12/22/97
      -----------------------------          -----------------------------------